UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 6, 2019

PepsiCo, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road Purchase, New York (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant’s telephone number, including area code: (914) 253-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 6, 2019, the Board of Directors (the “Board”) of PepsiCo, Inc. (“PepsiCo”) elected Michelle Gass as an independent member of the Board.
Ms. Gass, 51, has served as Chief Executive Officer and a director of Kohl’s Corporation since 2018. She previously served as its Chief Executive Officer-elect and Chief Merchandising & Customer Officer from 2017 to 2018, Chief Merchandising & Customer Officer from 2015 to 2017, and Chief Customer Officer from 2013 to 2015. Prior to joining Kohl’s, Ms. Gass served in a variety of management positions with Starbucks Corporation from 1996 to 2013, including most recently as President, Starbucks Coffee EMEA (Europe, Middle East and Africa) from 2011 to 2013; President, Seattle’s Best Coffee; Executive Vice President, Global Marketing and Category; and various leadership roles in other brand, creative, marketing and strategy functions. Prior to Starbucks, Ms. Gass was with The Procter & Gamble Company.
Upon joining the Board on March 6, 2019, Ms. Gass will be entitled to receive compensation for new non-employee directors under PepsiCo’s non-employee director compensation program. Under this program, on March 6, 2019, Ms. Gass will receive an initial stock award of 1,000 shares of PepsiCo Common Stock and a pro-rated annual equity award equal to a number of phantom stock units determined by dividing $105,000 by the closing price of PepsiCo Common Stock on March 6, 2019. Each phantom stock unit is intended to be the economic equivalent of a share of PepsiCo Common Stock. In addition, Ms. Gass is entitled to an annual cash retainer with the first pro-rated semi-annual payment of $27,500 to be made in June 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2019

PepsiCo, Inc.

By:	/s/ Cynthia Nastanski
Name: Cynthia Nastanski
Title: Senior Vice President, Corporate Law and Deputy Corporate Secretary